To:	All RTW Employees

From:	Jeffrey B. Murphy, President and CEO
Attached for your reference are select questions and answers following the announcement and press release regarding the signing of a definitive agreement with Rockhill Holding Company to purchase RTW, Inc. (RTW or Company). The information contained in this Q&A document is intended to answer some of the questions on your mind at this point. This is not intended to be an all inclusive list of questions or answers. You should also know that there are some matters that legally we cannot discuss until an appropriate SEC filing is made. As you’ll see, there are several questions that we cannot yet answer at this time. We hope that over the next few days and weeks, you will continue to raise questions and send them to me. I will collect all employee questions and ensure information is shared as soon as possible.
Proposed Acquisition of RTW, Inc. by Rockhill Holding Company
Questions and Answer Fact Sheet
September 26, 2007
General Questions:

Q:	Who is Rockhill Holding Company?
A:	Rockhill Holding Company (Rockhill) is privately held, headquartered in Kansas City, Missouri and backed by investors that have access to significant capital resources. Rockhill has been in operation since 2005 and is an insurance holding company serving specialty niches. Rockhill has two insurance subsidiaries: Rockhill Insurance Company (RIC) and Plaza Insurance Company (PIC). RIC is an Excess and Surplus lines insurer licensed in 48 states that writes niche specialty commercial business focused on wind exposures in the southeast U.S., earthquake exposures, residential contractors in various western states and commercial umbrella. PIC is an admitted insurance company licensed in 37 states that focuses on surety, personal and commercial business. RIC and PIC have a group A- Rating from A.M. Best.

Q:	What are the basic financial terms of the proposed merger?
A:	Rockhill is offering $12.45 in cash for each outstanding share of RTW common stock and will pay to RTW stock option holders that amount per option share less the option exercise price. This price values the transaction at approximately $67.6 million (including the value of stock options). There is no financing contingency in the announced merger.

The transaction is subject to customary terms and conditions including approval by Federal and State Regulators, RTW shareholders and antitrust clearance under the Hart-Scott Rodino Act. Additional details of the merger agreement will be disclosed in RTW filings with the Securities and Exchange Commission (SEC).

Q:	What is the proposed timing for the transaction?
A:	We anticipate that the transaction will close by December 31, 2007, subject to customary terms and conditions including approval by Federal and State Regulators, RTW shareholders and antitrust clearance under the Hart-Scott Rodino Act.

Q:	What process do I go through to obtain cash for my shares?
A:	This process will be explained in subsequent communications from RTW to its shareholders.

Q:	When will RTW announce its results for the quarter ended September 30, 2007?
A:	We intend to announce results for our third fiscal quarter ended September 30, 2007 on October 25, 2007.
Organizational Effects, Benefits & Pay Questions:

Q:	How will the sale impact RTW employees?
A:	RTW will operate as a standalone subsidiary of Rockhill. RTW believes Rockhill does not have any plans to eliminate any employees or functions within RTW and we expect little to change.

Q:	What support is available if either me or my family are having a tough time with this change and need some support?
A:	All RTW employees and their family members have access to a confidential Employee Assistance Program (EAP) through Midwest EAP Solutions. You can reach an EAP counselor at 1-800-383-1908. In addition, the executive team and management group are available to meet with you to discuss your concerns, normal reactions to change and how to best support yourself and others through change.

Q:	What will happen to our existing benefit plans at RTW?
A:	Many of the answers to the benefit questions are as yet unknown and need to be discussed by RTW and Rockhill. At a minimum, the RTW benefit plans will remain in place though the end of the year.

Q:	Do our service dates transfer for benefits, vesting and severance purposes?
A:	We do not have an answer at this time. Again, these will be answered as we discuss what is best for both organizations after closing.

Q:	Are we still enrolling in the benefits plans in November as planned?
A:	Yes, the RTW benefit plans will remain in place through at least the sale close date so it is important that you re-enroll in the RTW benefits plans as scheduled if you choose to continue coverage through RTW.

Q:	Should this decision change how I think about enrolling in benefits in November (i.e. flexible spending accounts, etc.)?
A:	We believe it is in your best interest to proceed as if RTW were to remain a standalone company. We are researching this question further and will be prepared to address any special considerations during the open enrollment meetings expected in November.

Q:	What happens to my PTO balance?
A:	Any earned but unused PTO balance as of the date of the merger is considered earned and will not be reduced as a result of the sale of RTW but could be paid out with up to five days remaining in the accrual.

Q:	Will merit increase salary reviews continue as scheduled?
A:	Performance and merit increase reviews will continue as regularly scheduled until the sale close date. Managers and employees should work together to ensure that all reviews are completed on time. I expect that RTW will continue to follow its traditional pay change date of April 1 for 2008 and expect that we will align with the Rockhill schedule in 2009.
Incentive Plan Questions:

Q:	Will we be eligible for a 2007 incentive payout?
A:	The 2007 incentive payout will be based on company performance through the close date. The payment will be made within 5 business days following the sale close date. It is important to note that you must be an employee on the closing date to be eligible for this incentive.

Q:	What can we be doing between now and close to maximize our incentive payout?
A:	Work together to continue to focus on delivering our 2007 business plans and executing our growth objectives.
Stock Related Questions

Q:	How will stock options be handled? What if a portion of my options are unvested?
A:	Unvested stock options will be accelerated and vest immediately prior to the sale close date. At the time of closing, option holders will receive a cash payment, in lieu of company stock, equal to the number of shares underlying the option multiplied by the excess, if any, of the sales price over the exercise price. All amounts payable will be subject to any required taxes. If you are a stock option holder, you will receive further information and specific instructions regarding the exercise of your stock options.

Q: A:	Are there restrictions on exercising options, buying or selling stock prior to the close? Employees who are not RTW Officers can exercise and sell in accordance with the Company’s Insider Trading Policy which can be referenced in the 2007 Team Member Handbook.

Q:	How will the current Employee Stock Purchase Plan participation be handled for the current open period?
A:	The plan will continue until the earlier of December 31, 2007 or the last payroll date prior to the closing date. No new enrollments or increases in deductions will be allowed. You continue to have the ability to decrease your deductions, stop your deductions or withdraw from the Plan.

Q:	What if I own RTW stock, what happens to it at the time of the sale?
A:	Instructions for redeeming your shares will be included in later communications from RTW to all its shareholders. The process for exchanging your shares in order to receive the merger consideration will be the same ones that apply for shareholders of RTW generally.
Integration Process Questions:

Q:	How will the business be transitioned to the buyer?
A:	RTW will be transitioned to Rockhill through a merger with an Acquisition Company recently created by Rockhill. Subsequent to closing and after the merger, RTW will be the surviving entity and will be a wholly-owned subsidiary of Rockhill. The corporate headquarters of RTW will remain in Bloomington, MN and all members of the executive management team will retain their previous positions. We will continue to build upon the brand name and identity that we have built over the past 15 years.
Communication and Q&A Process:

Q:	How will we be kept informed of decisions?
A:	Both RTW and Rockhill are committed to keeping you informed in a timely manner as information is available and decisions are made. We expect that we’ll use a combination of meetings and written communications throughout the next few months.

Q:	Where should I refer questions that I have that have not been answered?
A:	Carol Strobl Allen and Jeff Murphy will be collecting all employee questions. Please send your questions via an e-mail or written note and we’ll work to get you a response as soon as possible.

Q:	How quickly should I expect to get a response to a question I have asked?
A:	This will vary since we won’t know all of the answers initially until specific decisions are made. Whenever possible we will answer questions within a few days even if it’s letting you know that we don’t know the answer yet.
Priorities / Focus

Q:	How will this decision affect business until the sale is final?
A:	Rockhill is expecting us to execute on our stated plans today, tomorrow and into the future. Continue to remain focused on delivering the exceptional results as you have done in the past.

Q:	How will we fill current vacancies or resource needs between now and when the sale is final?
A:	We will review each vacancy or resource need carefully and add personnel as necessary.

Q:	Will there be any disruption in business?
A:	Our job is to ensure there is minimal disruption in the business.

Q:	What should I be working on or stop working on?
A:	Generally, prioritize your efforts to focus on executing the 2007 plan and planning and execution of 2008. Specifically, please review your project list with your team leader or manager to agree to priorities.

Q:	Will we still have quarterly financial meetings and earnings announcements?
A:	Yes, until the sale is completed, we will continue our quarterly financial and reporting processes.

Q:	Will we still be doing 2008 planning?
A:	Yes. We will continue and complete the 2008 planning process.

Q:	Should we still be working on new product development or new marketing or sales initiatives?
A:	Yes. Continue work on all new product development, marketing and sales initiatives in the same manner as in the past.

Q:	How should I handle a contract renewal that is scheduled to happen or be negotiated shortly?
A:	Please discuss each of these situations directly with Jeff Murphy and/or Al LaTendresse. In general, we will not enter into any new contracts outside the normal course of business between now and the closing date.

Q:	Should I still be spending as planned?
A:	Please execute the approved plans. If you have a project that is not clearly a new product, 2007 execution, or necessary for 2008 plans, please review that with your department leader.
External Q & A

Q:	How will we communicate this to customers and partners?
A:	Much of that work has already been done via phone calls. We plan to have all communication coordinated by our Underwriting and Marketing teams. All questions can be directed to the AUSM’s, Account Managers, Director of Underwriting or Director of Marketing as they occur. Keith Krueger and Dave Dietz are the primary contacts coordinating our external communications. Please direct any non-customer outside questions to Jeff Murphy or Al LaTendresse.

Q: A:	Will RTW’s underwriting appetite or philosophy change after the merger with Rockhill?? We don’t anticipate any changes in our current underwriting appetite. Rockhill was looking for a company that seeks niche opportunities and provides value to the Workers’ Compensation marketplace. We believe our approach meets those expectations.

Q:	Will your approach towards reinsurance chang e ?
A:	RTW has maintained a conservative reinsurance approach to control volatility in our results, and at an attractive cost given current reinsurance conditions. While we don’t anticipate any immediate changes in our program, over the long term we’ll be evaluating options within reinsurance to optimize our financial performance in light of our new structure and capital base.

Q:	RTW has a strong service reputation and orientation. Will that change?
A:	We expect that our industry leading case and claims management processes will continue to improve. We are committed to strengthening our brand and image post merger and are constantly seeking new ways to improve our performance.

Q:	Do you anticipate any changes in your agency appointment structure?
A:	Our philosophy in agency appointment has always been centered on creating franchise value for our agents. We expect that value to increase after the sale is completed based on the financial strength of Rockhill and the analysis from A.M. Best. We will be looking to our agents to help build that value.

Q:	Who will be my contact at RTW?
A:	Our Agency Underwriting Sales Managers (AUSM’s) will continue to be your main point of contact and access for company information. Our senior management will continue to be accessible to all insureds, agents and clients as well. We value our relationships and look forward to answering any questions you may have.
Important Merger Information
In connection with the proposed acquisition by Rockhill Holding Company, RTW will file a proxy statement with the SEC. Shareholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the merger and the Company. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov . Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.rtwi.com by clicking on the “Investors” tab and then following the link at “Financial Information” to “SEC Filings.” Free copies of the Company’s filings may be obtained by directing a written request to RTW, Inc., 8500 Normandale Lake Boulevard, Suite 1400, Bloomington, MN 55437, Attention: Alfred L. LaTendresse or by telephone at 952-893-0403.
Participants in the Solicitation
The Company and its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on April 27, 2007. These documents, once available, will be available free of charge at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.